UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	November 16, 2007

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 250, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(704) 344-8150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On November 16, 2007, FairPoint Communications, Inc. (the “Company”) entered into Amendment No. 4 to Agreement and Plan of Merger (the “Fourth Amendment”) with Verizon Communications Inc. (“Verizon”) and Northern New England Spinco Inc., a subsidiary of Verizon (“Spinco”), which amends the Agreement and Plan of Merger, dated as of January 15, 2007, by and among the Company, Verizon and Spinco, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of April 20, 2007, Amendment No. 2 to Agreement and Plan of Merger, dated as of June 28, 2007, and Amendment No. 3 to Agreement and Plan of Merger, dated as of July 3, 2007, in each case, by and among the Company, Verizon and Spinco (the “Merger Agreement”), pursuant to which Spinco will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”).  A copy of the Fourth Amendment is filed as Exhibit 2.1 hereto.

Among other things, the Fourth Amendment provides that the board of directors of the Surviving Corporation will consist of five directors designated by the Company and four directors designated by Verizon.  Prior to the Fourth Amendment, the Merger Agreement provided that the board of directors of the Surviving Corporation would consist of nine directors, up to six of which would be designated by Verizon (provided that Verizon would designate five directors if David L. Hauser, who was elected at the Company’s annual meeting of shareholders held on August 22, 2007, continued to serve as a director at the effective time of the Merger) and the remainder of which would be designated by the Company.

The Company has filed, and the Securities and Exchange Commission (“SEC”) has declared effective, a registration statement in connection with the Merger.  The Company urges investors to read this document and other materials filed and to be filed by the Company relating to the Merger because they contain and will contain important information.  Investors may obtain free copies of the registration statement, as well as other filed documents containing information about the Company and the Merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and the Company’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01        Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
2.1	Amendment No. 4 to Agreement and Plan of Merger, dated as of November 16, 2007, by and among FairPoint Communications, Inc., Verizon Communications Inc. and Northern New England Spinco Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
Name: John P. Crowley
Title: Executive Vice President and Chief Financial Officer

Date:  November 16, 2007